Exhibit 99.1

Advanced Drainage Systems, Inc. Restatement Update Call

February 23, 2016

Advanced Drainage Systems, Inc. (the “Company”) is providing a copy of its prepared remarks in connection with the February 23, 2016 public conference call and live webcast. As previously announced, the public conference call and live webcast will begin February 23, 2016 at 4:30p.m. ET.

The live call can be accessed by dialing 1-866-450-8367 (US toll-free) or 1-412-317-5465 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live conference call will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version will be available for 90 days following the call.

Prepared Remarks

Introductory Remarks of Mike Higgins, ADS Investor Relations

Thank you. Good afternoon. With me today is Joe Chlapaty, our Chairman and CEO, and Scott Cottrill, our new CFO.

Before we begin I would like to remind you that some comments today will include forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 including statements regarding the restatement process and the filing of the Company’s fiscal 10-K and other restated filings. Factors that could cause actual results to differ from those reflected in any forward-looking statements include, but are not limited to, those factors identified in the Company’s February 2, 2016 press release as well as other factors identified in the Company’s filings with the SEC, which factors could cause actual results to differ materially from those expressed in these forward-looking statements.

While we may update forward-looking statements in the future, we disclaim any obligation to do so. You should not place undue reliance on these forward-looking statements, all of which speak only as of today.

We will make a replay of this conference call available via webcast on the Company website and a copy of these remarks have been filed today with the SEC on an 8-K.

With that, I’ll turn the call over to Joe Chlapaty.

Remarks of Joe Chlapaty, Chairman and Chief Executive Officer

Introduction

Thank you, Mike, and good afternoon to everyone. We want to thank all of you for joining us today. The purpose of today’s call is to provide you with an update on our restatement process. While this will be a brief update, we wanted to ensure you heard directly from us on the progress that has been made to date. Please note we are limiting the call to prepared remarks focused on the restatement which reflects the full extent of information we are able to share at this time.

Restatement Update

As you might imagine, this has been a difficult period for me, the management team, the Board of Directors and the entire Company. We have dedicated a significant amount of time and resources to this effort, which is a reflection of the complexity and sheer volume of work that goes into a restatement as well as our commitment to getting it right. I, along with my team am continuing to move in a deliberate, thoughtful and reliable manner to ensure our historical financial statements and FY2016 results properly incorporate all the necessary changes. Our team continues to work closely and collaboratively with our independent auditors, and I am encouraged by the progress we are making. In fact, we believe we are in the final stages of the restatement process. However, at this time, we will not meet the end of February filing date as previously estimated. Given our current belief that the end of the process is near, we will not be providing a specific revised timeline. We will continue to provide updates regarding the restatement process as appropriate until the necessary reports are on file with the SEC.

Since last summer, our employees, management team, independent auditors and outside advisors have worked extremely hard to fully understand the facts and circumstances underlying the accounting and control issues that were discovered. At the same time, we have been assessing and making changes to ensure that the appropriate systems and controls are in place.

Our commitment to getting it right gives me comfort knowing that we will come out of this process a stronger and better company. While Scott will touch on this in more detail in just a moment, we have already begun the process of implementing changes to our finance and accounting function, and at the top of that list is the appointment of Scott Cottrill as our new Chief Financial Officer. We are fortunate to have Scott on our team and are confident that under his leadership, our financial and accounting function will continue to strengthen.

As you saw in our press release issued yesterday, the Board of Directors has approved a regular quarterly cash dividend to stockholders in the amount of $0.05 per share. The decision to continue returning cash to our stockholders through a quarterly dividend underlines the confidence we have in the overall financial strength of our business including a healthy balance sheet and strong liquidity.

With that, I will now turn the call over the Scott to provide additional comments on the restatement.

Remarks of Scott Cottrill, Chief Financial Officer

Introduction

Thank you, Joe, and good afternoon everyone. As you know, I joined the Company a few months ago in the midst of the restatement. To say that I have jumped in with both feet would be an understatement. However, I joined ADS because I believe in the Company, its growing position in the market, its management team and our significant potential to create shareholder value. Much of my time and attention thus far has been focused on our accounting and control issues – and necessarily so. I am now going to spend the next couple of minutes updating you on the enhancements and improvements we are making in the finance and accounting areas.

Remediation Efforts

Our remediation efforts can be broken down into the following areas:

•	First, we have performed an assessment of the finance organization as part of a broader financial transformation project. The project will not only be looking at our organizational structure, but our reporting lines, roles, responsibilities and required skillsets to ensure we meet all our obligations, including those related to internal controls over financial reporting – one of our “non-negotiables”. On the people front, we have hired a Director of SEC Reporting and Technical Accounting, an International Controller to help strengthen oversight of our international operations as well as several other financial and accounting positions. We will continue building out the organization and strengthening our underlying accounting and financial reporting foundation over the coming months.

•	Second, we will continue to use third-party consultants to supplement our existing staff, until we have made significant progress on the financial transformation actions I just covered. Our outside experts are assisting us across a wide range of areas including technical accounting, tax and SEC reporting support, internal audit as well as financial statement preparation and external reporting support, among others.

•	Third, we will be enhancing our overall governance processes, both domestically as well as internationally. Improvements include better and enhanced communications and training, as well as enhanced and improved accountability and oversight.

•	Fourth, we intend to implement enhanced controls over our financial reporting processes including more granular procedures and standard work around making and approving journal entries as well as performing account reconciliations. We have also established a cross-functional Disclosure Committee and have implemented a robust certification and sub-certification process to support all of our SEC filings going forward.

Again, while this summary was in no means meant to be fully inclusive of all of the actions we are taking, we felt it important to provide you with this summary and overview.

As Joe mentioned, we believe we are in the final stages of the process and are working diligently to complete the restatement and file our Fiscal 2015 10-K and Amended Quarterly Reports as soon as possible.

I look forward to the opportunity to meet with each of you in the near future to discuss not only the restatement, but our business and our operating performance.

With that, let me turn it back to Joe.

Closing Remarks of Joe Chlapaty

Thank you, Scott.

We recognize that we have had limited disclosures throughout this process, particularly as it relates to our business performance. This reflects our philosophy and priority to complete the restatement process in a deliberate, thoughtful and reliable manner. And like you, we look forward to putting this process behind us so that we can shift the emphasis of our communications back to our business operations. With this in mind, I am committed to issuing our preliminary, unaudited financial results for the first nine months of fiscal 2016 as well as provide an update to our full year guidance as soon as possible following the filing of the Fiscal 2015 10-K and amended fiscal 2015 quarterly reports. We look forward to discussing our business and financial performance with you at that time.

Lastly, I want to take this opportunity to emphasize our continued confidence in our strategic direction and the future of ADS. For those of you who have supported us since the IPO, I can assure you that I, along with the rest of the management team, carry the same level of passion and excitement for the business as we always have. Thank you again for your patience and support.

Operator that concludes our call.

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Forward Looking Statements

The foregoing remarks include a brief note about forward looking statements.

Such statements include, but are not limited to, statements regarding the restatement process and the filing of its fiscal year 2015 Form 10-K and other restated filings with the SEC, anticipated actions associated with Company remediation efforts, the anticipated impact of any accounting adjustments identified as part of the fiscal year 2015 audit and prior period restatements and their impact on the Company’s financial conditions and results of operations. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate; factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for certain prior periods and any future periods, any further delay in the filing of the Company’s Fiscal 2015 10-K or other restated filings with the SEC; a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) were ineffective; the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering further weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.